Exhibit 99.1

SWS Group, Inc. Reports Financial Results for

Third Quarter of Fiscal 2014

DALLAS, May 6, 2014 – SWS Group, Inc. (NYSE: SWS) (“SWS” or the “Company”) today reported a net loss of $8.8 million, or $0.27 per diluted share, for its third quarter of fiscal 2014 on net revenues of $65.7 million, as compared to a net loss of $5.7 million, or $0.17 per diluted share, on net revenues of $66.8 million for the third quarter of fiscal 2013. The fiscal 2014 third quarter results include a $6.7 million unrealized pre-tax loss from the change in value of the Company’s outstanding warrants and $2.4 million in expenses related to the Company’s proposed merger with Hilltop Holdings, Inc. In the third quarter of fiscal 2013, the Company recorded a $3.8 million unrealized pre-tax loss from the change in value of the warrants.

“Our four operating segments recorded pre-tax profits for the third quarter and showed improved results as compared to last year’s quarter,” said James H. Ross, Chief Executive Officer of SWS Group, Inc. “We plan to continue building on this momentum in each of our business lines as we pursue the merger with Hilltop, which we expect to complete by the end of the calendar year, subject to customary closing conditions, including regulatory approvals and approval of the shareholders of SWS Group.”

The $1.1 million decrease in net revenues in the fiscal 2014 third quarter, as compared to the same quarter last fiscal year, was driven by a $2.3 million decrease in other revenues, a $1.0 million decrease in commissions revenue and a $1.0 million decrease in net interest revenues. These decreases were partially offset by a $2.7 million increase in net gains on principal transactions, primarily due to increases in the Institutional segment related to improvement in our fixed income businesses, and a $500,000 increase in investment banking, advisory and administrative fees, driven by an increase in fees earned by the Retail segment.

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SWS Reports Third Quarter Fiscal 2014 Results / 2

Fiscal 2014 third quarter operating expenses decreased $2.5 million, as compared to the third quarter of fiscal 2013. The largest component of the decrease was a $3.3 million decline in commissions and other employee compensation primarily resulting from staff reductions. The Company’s banking subsidiary, Southwest Securities, FSB (the “Bank”), recorded a $1.6 million loan loss recapture in the fiscal 2014 third quarter, as compared to no recapture in the same period of last fiscal year. A decrease in travel and entertainment expenses contributed to a $463,000 decrease in advertising and promotional expenses. Offsetting these reductions was a $2.9 million increase in expense from the change in value of the Company’s outstanding warrants.

For the first nine months of fiscal 2014, the Company reported a net loss of $6.8 million, on net revenues of $203.2 million, as compared to a net loss of $1.0 million, on net revenues of $216.2 million for the first nine months of fiscal 2013.

Clearing Segment

The Clearing segment reported pre-tax income of $979,000, on net revenues of $5.1 million in the third quarter of fiscal 2014, as compared to a pre-tax loss of $617,000, on net revenues of $4.5 million in the third quarter of fiscal 2013. The increase in net revenues was driven by a $418,000 increase in other revenues, primarily due to a $300,000 increase in third party servicing fees. Net interest revenue increased 7 percent, or $100,000, and clearing fee revenue increased 4 percent, or $89,000, driven by a 9 percent increase in the number of general securities tickets processed in the fiscal 2014 third quarter, as compared to the same period last fiscal year. Revenue per ticket increased approximately 48 percent to $11.66 in the third quarter of fiscal 2014, from $7.90 in the third quarter of fiscal 2013.

Clearing segment operating expenses decreased 19 percent to $4.1 million in the third quarter of fiscal 2014, as compared to $5.1 million in the same period last fiscal year, primarily due to a 17 percent decrease in operations and information technology expenses and a 54 percent reduction in compensation expenses.

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SWS Reports Third Quarter Fiscal 2014 Results / 3

Retail Segment

For the third quarter of fiscal 2014, the Retail segment reported pre-tax income of $2.4 million, on net revenues of $27.7 million, as compared to pre-tax income of $308,000, on net revenues of $27.8 million in the third quarter of fiscal 2013. Advisory fees increased $1.1 million with improvement in all areas of the business due to a 22 percent increase in assets under management, offset by a $1.0 million decline in revenue from the sale of insurance products. Total customer assets were $15.0 billion at March 31, 2014, as compared to $14.3 billion at March 29, 2013.

Retail segment operating expenses decreased 8 percent to $25.4 million for the fiscal 2014 third quarter, from $27.5 million for the fiscal 2013 third quarter. The decline was driven by a $1.2 million decrease in commissions and other employee compensation, due to headcount reductions made earlier in the year and lower production in the Company’s independent contractor business. In addition, travel and entertainment expenses decreased $354,000 and legal expenses fell by $120,000.

Institutional Segment

The Institutional segment reported pre-tax income of $6.1 million, on net revenues of $27.8 million, for the fiscal 2014 third quarter, as compared to pre-tax income of $4.8 million, on net revenues of $26.2 million, for the third quarter of fiscal 2013. The largest contributor to the increase in net revenues was a $2.9 million increase in net gains on principal transactions, primarily due to improvements in the municipal finance business in the fiscal 2014 third quarter, as compared to the same period last fiscal year. Investment banking and advisory fees decreased by $640,000, due to an $843,000 decrease in the taxable fixed income business on lower government agency underwriting revenue, partially offset by a $292,000 increase in municipal finance fees. Commissions revenue also declined by $626,000 in the fiscal 2014 third quarter, as compared to the third quarter of fiscal 2013, as portfolio trading commissions decreased $2.0 million and municipal finance commissions decreased $692,000. These decreases were partially offset by a $2.0 million increase in taxable fixed income commissions.

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SWS Reports Third Quarter Fiscal 2014 Results / 4

Institutional segment operating expenses in the fiscal 2014 third quarter increased 2 percent to $21.8 million, from $21.3 million in the third quarter of fiscal 2013, primarily due to a $180,000 increase in compensation expenses on higher segment revenues and a $188,000 increase in clearing charges.

Banking Segment

The Banking segment reported pre-tax income of $2.1 million, on net revenues of $8.3 million for the fiscal 2014 third quarter, as compared to pre-tax income of $1.2 million, on net revenues of $10.5 million for the fiscal 2013 third quarter. The 21 percent decrease in net revenues was primarily due to a $948,000 decline in net interest revenues due to a 21 percent decrease in average loan balances and a 20 basis point decrease in the net yield on interest-earning assets. Other revenue decreased $1.3 million, primarily due to a $1.2 million decrease in gains on Small Business Administration loan sales, a $599,000 decrease in gains recognized on the valuation of the Bank’s equity method investments, and a $493,000 loss in earnings from the Bank’s hedged interest rate swap positions. These decreases were partially offset by a $483,000 gain on the sale of available for sale securities, a $462,000 increase in the fair value of real estate owned (REO) and a $301,000 increase in net gains on the sale of REO.

The Bank’s operating expenses in the fiscal 2014 third quarter decreased 33 percent to $6.2 million, from $9.4 million in the fiscal 2013 third quarter, primarily due to the $1.6 million increase in the Bank’s loan loss recapture and a $623,000 decrease in commissions and other employee compensation. REO-related expenses decreased $904,000 as REO balances declined to $5.9 million at the end of the fiscal 2014 third quarter, from $23.7 million at the end of the same period last fiscal year.

At March 31, 2014, the Bank’s allowance for loan losses was $8.1 million, or 1.83 percent of loans held for investment, excluding purchased mortgage and fair value loans, as compared to $18.8 million, or 4.07 percent of loans held for investment, excluding purchased mortgage loans, at March 31, 2013.

Non-performing assets decreased 45 percent to $25.1 million at March 31, 2014, from $45.7 million at March 31, 2013. Total classified assets at March 31, 2014, were $40.9 million, or 22.9 percent of capital plus allowance for loan losses, as compared to $78.5 million, or 41.4 percent, at March 31, 2013.

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SWS Reports Third Quarter Fiscal 2014 Results / 5

At March 31, 2014, the Bank’s Tier 1 (core) capital ratio was 13.9 percent and total risk-based capital ratio was 27.4 percent, as compared to a Tier 1 (core) capital ratio of 13.1 percent and total risk-based capital ratio of 23.2 percent at March 31, 2013.

Conference Call

SWS Group will hold a conference call to discuss its results for the fiscal 2014 third quarter on Wednesday, May 7, 2014, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The conference call will be broadcast live over the internet: http://www.videonewswire.com/event.asp?id=99055. An archive of the webcast will also be posted to the Company’s website at www.swst.com.

About SWS Group

SWS Group, Inc. is a Dallas-based holding company offering a broad range of investment and financial services through its subsidiaries. The Company’s common stock is listed and traded on the New York Stock Exchange under the symbol SWS. SWS Group, Inc. subsidiaries include Southwest Securities, Inc., SWS Financial Services, Inc., and Southwest Securities, FSB.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Hilltop will file with the SEC a registration statement on Form S-4 containing a proxy statement/prospectus of SWS and Hilltop, and SWS and Hilltop will each file other documents with respect to the proposed transaction and a definitive proxy statement/prospectus will be mailed to shareholders of SWS. Investors and security holders of SWS are urged to read the proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information. Investors and security holders of SWS will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by SWS or Hilltop through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by SWS will be available free of charge on SWS’s internet website at www.swst.com or by contacting SWS’s Investor Relations Department at (214) 859-1800. Copies of the documents filed with the SEC by Hilltop will be available free of charge on Hilltop’s internet website at www.hilltop-holdings.com or by contacting Hilltop’s Investor Relations Department at (214) 252-4029.

SWS, Hilltop, their respective directors and certain of their executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of SWS is set forth in its Annual Report on Form 10-K for the year ended June 30, 2013, which was filed with the SEC on September 6, 2013, its proxy statement for its 2013 annual meeting of shareholders, which was filed with the SEC on October 3, 2013, and its Current Reports on Form 8-K, which were filed with the SEC on September 17, 2013 and October 1, 2013. Information about the directors and executive officers of Hilltop is set forth in its most recent proxy statement, which was filed with the SEC on April 30, 2013. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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SWS Reports Third Quarter Fiscal 2014 Results / 6

Forward-Looking Statements

This news release contains forward-looking statements. Readers are cautioned that any forward-looking statements, including those predicting or forecasting future events or results, which depend on future events for their accuracy, embody projections or assumptions, or express the intent, belief or current expectations of the company or management, are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially as a result of various factors, some of which are out of the Company’s control, including, but not limited to, volume of trading in securities, volatility of securities prices and interest rates, liquidity in capital and credit markets, availability of lines of credit, customer margin loan activity, creditworthiness of the Company’s correspondents, trading counterparties and customers, demand for housing, general economic conditions, especially in Texas and New Mexico, changes in the commercial lending and regulatory environments and other factors discussed in the Company’s Annual Report on Form 10-K and in the Company’s other reports filed with and available from the Securities and Exchange Commission.

Segment Results

(In thousands)

	Net Revenues		Pre-Tax Income (Loss)
	Three Months Ended		Three Months Ended
	March 31, 2014	March 29, 2013	March 31, 2014	March 29, 2013
Clearing	$5,118	$4,511	$979	$(617)
Retail	27,722	27,797	2,355	308
Institutional	27,849	26,165	6,086	4,831
Bank	8,295	10,540	2,067	1,186
Other consolidated entities	(3,310)	(2,259)	(19,658)	(15,264)

Consolidated	$65,674	$66,754	$(8,171)	$(9,556)

Non-GAAP Reconciliation

SWS has included the presentation of Adjusted Pre-tax Loss, which is Loss before income tax expense (benefit), excluding the impact of the valuation adjustment for the warrants held by Hilltop and Oak Hill, the impact of the loan loss recapture for the banking segment and the impact of legal and financial advisory fee expenses associated with the proposed merger with Hilltop Holdings, Inc. Adjusted Pre-tax Loss is a non-GAAP financial measure as defined by Securities and Exchange Commission rules. SWS believes that the presentation of this non-GAAP financial measure provides useful information by excluding these items, which may not be indicative of the Company’s core operating results. While management believes this non-GAAP financial measure is useful in evaluating SWS, this information should be considered as supplemental in nature and not as a substitute for, or superior to, the related financial information prepared in accordance with GAAP.

	Three Months Ended
(In thousands)	March 31, 2014	March 29, 2013
Loss before income tax expense (benefit)	$(8,171)	$(9,556)
Valuation adjustment for warrants	6,745	3,840
Merger agreement expenses	2,356	—
Loan loss recapture	(1,578)	—

Adjusted pre-tax loss (non-GAAP)	$(648)	$(5,716)

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SWS Reports Third Quarter Fiscal 2014 Results / 7

SWS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition

March 31, 2014 and June 30, 2013

(In thousands, except par values and share amounts)

	March 31, 2014	June 30, 2013
	(Unaudited)
Assets
Cash and cash equivalents	$87,763	$111,046
Restricted cash and cash equivalents	—	30,047
Assets segregated for regulatory purposes	189,961	164,737
Receivable from brokers, dealers and clearing organizations	1,869,238	1,698,474
Receivable from clients, net of allowances	264,038	286,446
Loans, net	558,041	608,583
Securities owned, at fair value	288,969	209,633
Securities held to maturity	13,553	17,423
Securities purchased under agreements to resell	97,504	51,996
Goodwill	7,552	7,552
Securities available for sale	575,679	503,276
Other assets	97,928	91,160

Total assets	$4,050,226	$3,780,373

Liabilities and Stockholders’ Equity
Short-term borrowings	$50,000	$131,500
Payable to brokers, dealers and clearing organizations	1,795,811	1,532,971
Payable to clients	359,494	335,655
Deposits	995,601	993,719
Securities sold under agreements to repurchase	69,961	37,012
Securities sold, not yet purchased, at fair value	177,460	134,735
Drafts payable	30,624	28,889
Advances from Federal Home Loan Bank	92,430	97,565
Long-term debt, net	86,537	83,102
Warrants	31,033	24,197
Other liabilities	54,215	65,742

Total liabilities	3,743,166	3,465,087
Commitments and contingencies
Stockholders’ equity:
Preferred stock of $1.00 par value. Authorized 100,000 shares; none issued	—	—
Common stock of $0.10 par value. Authorized 60,000,000 shares, issued 33,312,140 and outstanding 32,754,033 shares at March 31, 2014; issued 33,312,140 and outstanding 32,629,213 shares at June 30, 2013	3,331	3,331
Additional paid-in capital	324,221	325,030
Accumulated deficit	(10,134)	(3,361)
Accumulated other comprehensive income – unrealized holding loss, net of tax	(7,331)	(5,334)
Deferred compensation, net	3,176	3,352
Treasury stock (558,107 shares at March 31, 2014 and 682,927 shares at June 30, 2013, at cost)	(6,203)	(7,732)

Total stockholders’ equity	307,060	315,286

Total liabilities and stockholders’ equity	$4,050,226	$3,780,373

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SWS Reports Third Quarter Fiscal 2014 Results / 8

SWS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Loss

For the three and nine-months ended March 31, 2014 and March 29, 2013

(In thousands, except per share and share amounts)

(Unaudited)

	Three Months Ended March 31, 2014	Three Months Ended March 29, 2013	Nine Months Ended March 31, 2014	Nine Months Ended March 29, 2013
Revenues:
Net revenues from clearing operations	$2,170	$2,082	$6,676	$6,398
Commissions	30,247	31,275	90,558	94,965
Interest	22,273	22,800	65,501	72,696
Investment banking, advisory and administrative fees	9,704	9,196	31,103	31,361
Net gains on principal transactions	8,203	5,511	23,843	25,163
Other	4,891	7,191	19,785	18,953

Total revenue	77,488	78,055	237,466	249,536
Interest expense	11,814	11,301	34,311	33,328

Net revenues	65,674	66,754	203,155	216,208

Non-interest expenses:
Commissions and other employee compensation	48,753	52,077	150,082	158,338
Occupancy, equipment and computer service costs	7,676	7,829	23,157	23,089
Communications	3,384	3,371	10,094	9,925
Floor brokerage and clearing organization charges	1,189	951	3,374	2,913
Advertising and promotional	459	922	1,721	2,327
Loan loss recapture	(1,578)	__	(4,869)	(1,450)
Other	7,217	7,320	19,507	23,780

Total non-interest expenses	67,100	72,470	203,066	218,922

Other losses:
Unrealized loss on warrants valuation	(6,745)	(3,840)	(6,836)	(264)

Loss before income tax expense (benefit)	(8,171)	(9,556)	(6,747)	(2,978)
Income tax expense (benefit)	586	(3,838)	27	(1,985)

Net loss	(8,757)	(5,718)	(6,774)	(993)
Net income (loss) recognized in other comprehensive loss	2,060	(725)	(1,997)	(1,260)

Comprehensive loss	$(6,697)	$(6,443)	$(8,771)	$(2,253)

Loss per share – basic
Net loss	$(0.27)	$(0.17)	$(0.21)	$(0.03)

Weighted average shares outstanding – basic	33,020,499	32,896,805	32,987,933	32,857,860

Loss per share – diluted
Net loss	$(0.27)	$(0.17)	$(0.21)	$(0.03)

Weighted average shares outstanding – diluted	33,020,499	32,896,805	32,987,933	32,857,860

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CONTACT:     Ben Brooks, Corporate Communications, 214.859.6351, bdbrooks@swst.com